SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C. 20549
                               FORM 8-K
                       CURRENT REPORT PURSUANT
                      TO SECTION 13 OR 15(D) OF
                 THE SECURITIES EXCHANGE ACT OF 1934

  Date of report (Date of earliest event reported):  March 25, 2008


                       KAYENTA KREATIONS, INC.
        (Exact Name of Registrant as Specified in Its Charter)

                                NEVADA
            (State or Other Jurisdiction of Incorporation)

             333-04066           87-0554463
(Commission File Number)        (IRS Employer Identification No.)

   311 SOUTH STATE ST. #460
     SALT LAKE CITY, UTAH                        84111
(Address of Principal Executive Offices)       (Zip Code)

                     (801) 364-9262
      (Registrant's Telephone Number, Including Zip Code)

                               NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act
(17 CFR 230.425)
[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
CFR 240.14a-12)
[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))
[   ]  Pre-commencement communication pursuant to Rule 13e-4(c) under the
Exchange Act (17 CFR 240.13e-4(c))


          ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 25, 2008, Kayenta Kreations, Inc., a Nevada corporation (the "Company"), entered into an Agreement and Plan of Merger (the "Merger Agreement"), with Geospatial Mapping Services, Inc., a Delaware corporation ("Geospatial"), pursuant to which the Company agreed to issue to the stockholders of Geospatial 20,074,188 shares of the Company's common stock, after giving effect to a required 2.8 to 1 forward stock split, in connection with a transaction that will result in Geospatial becoming a wholly-owned subsidiary of the Company. The Merger Agreement requires, as a condition to closing, the election and appointment of the person or persons designated by Geospatial as the new officers and director or directors of the Company effective at closing and the approval by the Company's stockholders of an employee benefit stock option plan.

The Merger Agreement contains a covenant that the Company will not effectuate any reverse stock split of the Company's common stock for 24 months from closing without the prior consent of Thomas G. Kimble, as representative of the Company's current shareholders. The Merger Agreement also provides for the filing of a registration statement with the Securities and Exchange Commission covering the resale of the currently owned common stock of the holders of the Company's restricted common stock but no other shares.

After giving effect to the stock issuance, the stockholders of Geospatial will hold 20,074,188 shares or 84.49% of the 23,759,806 shares of the Company's common stock to be outstanding following the completion of the merger transaction (the "Merger") contemplated under the Agreement. As such, the Merger will result in a change of control of the Company and, following consummation of the transactions contemplated by the Merger Agreement, the stockholders of Geospatial will be able to elect directors and control the policies and practices of the Company.

The Merger Agreement also provides for an amendment to the Company's articles of incorporation to change the Company's name to Geospatial Corporation and to increase its authorized shares of common stock from 50,000,000 to 100,000,000 shares. The Merger Agreement will result in a change in the status of the Company as a shell company.

The closing of the Merger is subject to certain conditions precedent including the approval by the stockholders of the Company and Geospatial of the transactions contemplated in the Merger Agreement. The Merger will be completed by the Company forming a wholly-owned subsidiary, which will be a party to the Merger Agreement, and which will be merged into Geospatial. The Merger Agreement contains various representations by the Company and a principal stockholder of the Company, Thomas G. Kimble, along with other provisions which are typically found in such an agreement.

The foregoing summary of selected provisions of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as an exhibit to this report.

      ITEM 9.    FINANCIAL STATEMENTS AND EXHIBITS

(d)  The following documents are included as exhibits to this report:

  Exhibit SEC Ref.
   No.    No.            Title of Document                    Location
   10.1   10   Agreement and Plan of Merger between           This Filing
               Kayenta Kreations, Inc. and Geospatial
               Mapping Services, Inc., et al. dated
               March 25, 2008




                              SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         Kayenta Kreations, Inc.


                               /s/Brenda White
Date: March 25, 2008     By: __________________________________
                              Brenda White,
                         President